Exhibit 10.51

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (the “Amendment”) made as of the 20th day of December, 2007, by and between SOUTHPORT BUSINESS PARK LIMITED PARTNERSHIP, a North Carolina limited partnership (the “Landlord”) and GENTRIS CORPORATION, a Delaware corporation (the “Tenant”).

WITNESSTH

WHEREAS, Landlord and Tenant entered into a certain Lease dated as of June 12, 2004 and amendment by letter agreement dated October 21, 2004, for certain space known as Suite 400 consisting of approximately 10,207 square feet (as more particularly defined in Lease, the “Existing Premises”) in the Building located at 133 Southcenter Court, Morrisville, Wake County, North Carolina, as more particularly described in the Lease and

WHEREAS, Landlord and Tenant entered into an amendment of the Lease Second Amendment to Lease, dated June 17, 2005 which expanded the Existing Premises by 5,119 square feet, which is Suite 200 (hereinafter, the “Relinquished Space”) to a total of 15,326, and increased the rent by letter agreement dated September 19, 2005;

WHEREAS, Landlord and Tenant modified the terms of the Lease with Third Amendment to Lease dated May 25, 2006 by reinstating the Option to Expand to October 1, 2006, which option has expired,

WHEREAS, Tenant wishes to terminate the Lease with respect to the Relinquished Space so that an affiliated company, Paragon Dx LLC may lease it;

NOW THEREFORE, in consideration of the premises contained herein, the sum of Ten Dollars ($10.00) and other good and valuable consideration, the mutual receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Lease by the addition of the following paragraphs to the indicated Sections:

1.	Page Two - Section 1.01 - The Demised Premises

Add the following:

Effective as of January 1, 2008, the Demised Premises shall be reduced to approximately Ten Thousand Two Hundred and Seven (10,207) square feet (as measured from the centerline of all demising and exterior walls) of space located in the building and designated at Suite 400. The location of the Demised Premises effective as of January 1, 2008, shall be shown on Exhibit A attached hereto and incorporated by reference.

2.	Page Three - Section 1.04 - Monthly Minimum Rent and Adjusted Monthly Minimum Rent.

Delete the following:

Year 4 10/01/07 through 9/30/08	$108,602.48	$9,050.21	$10.54
Year 5 10/01/08 through 9/30/09	$111,358.37	$9,279.86	$10.91
Partial Year 10/01/09 through 1/31/2010	N/A	$9,509.52	$11.18

and replace with the following:

Year 4 10/01/07 through 9/30/08	$109,419.04	$9,118.25	$10.72
Year 5 10/01/08- 9/30/09	$112,174.92	$9,347.91	$10.99
Year 6 10/01/09 - 9/30/2010	$114,930.82	$9,577.57	$11.26

3.	There will be no abatement of rent with this amendment.

4	Page 27 - Exhibit B - Description of Landlord’s Work:

All of Landlord’s Work is complete and Tenant accepts the Demised Premises in an “as is” condition.

5.	Brokerage: Tenant warrants that it has had no dealings with any broker or agent in connection this Fourth Amendment to Lease and covenants to hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any other broker or agent with respect to this Amendment to Lease or the negotiation thereof.

6.	Exhibit C - Special Provisions - Page 33

Tenant acknowledges that all Options to Expand are null and void.

7.	This amendment shall become effective as of the date of this Fourth Amendment to Lease as set forth above and is contingent upon the co-execution of a Lease between Southport Business Park and Paragon Dx LLC for the Relinquished Space.

8.	All terms of the Lease which by their nature, would survive the expiration of the Lease, will survive after January 1, 2008 as between Landlord and Tenant for the Relinquished Space. These terms include, but are not limited to, the reconciliation of 2007 Direct Expenses and Tenant’s obligations under Section 4.02, Hazardous Waste.

9	The Lease shall revert to the original parking language found in Section 13.08 of the Lease dated June 12, 2004

Except as herein amended, the terms and conditions of said Lease dated June 12, 2004 and amended by letter agreement dated October 21, 2004, Second Amendment to Lease dated June 17, 2005, letter agreement dated September 19, 2005, and Third Amendment to Lease dated May 25, 2006 shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Lease to be executed as a sealed instrument the date and year first above written.

LANDLORD:

Southport Business Park Limited Partnership, a North Carolina limited partnership

BY:	Southport Business Park Investors Corporation, General Partner

By:
Richard G. Sullivan
Vice President

TENANT:

Gentris Corporation
a Delaware corporation

By:	/s/ Dawn L. Bordeaux
Dawn L. Bordeaux
Its:	Vice President

EXHIBIT A – Existing Premises and Relinquished Space

[Intentionally omitted]

Appendix 1

Commencement Date Memorandum

[Intentionally omitted.]

Appendix 2

Letter, dated July 6, 2005

[Intentionally omitted.]

Appendix 3

Letter, dated December 14, 2005

[Intentionally omitted.]